EXHIBIT 99.1

 CloudCommerce Completes Acquisition of Indaba

 Company acquires profitable e-commerce solutions provider as the first step in building a large global enterprise

Santa Barbara, CA - October 6, 2015 - Cloud Commerce, Inc. (OTCQB: CLWD), formerly known as Warp 9, Inc., a leading provider of cloud-driven e-commerce and mobile commerce solutions, today announced that it has completed the acquisition of Indaba Group, LLC, a profitable e-commerce solutions provider based in Denver, CO.

With the acquisition of Indaba, CloudCommerce has effectively completed the first step of its growth-by-acquisition strategy, which is to acquire and consolidate profitable companies with strong management teams within the high-growth cloud-based e-commerce market. In its quest to build a large global enterprise, the Company plans to aggressively pursue the acquisition of other profitable e-commerce companies that it believes can provide revenue-driving solutions for leading brands and other sellers conducting business online.

The market opportunity is substantial. Total worldwide business-to-consumer (B2C) e-commerce sales were $1.5 trillion in 2014, and are projected by eMarketer to grow to $2.4 trillion by 2017. B2C sales in the United States are projected to be almost $500 billion by 2018. Additionally, business-to-business (B2B) e-commerce sales will grow to $6.7 trillion by 2020.

"Completing the acquisition of Indaba marks a pivotal moment for our company," said Andrew Van Noy, CEO of CloudCommerce. "This first acquisition establishes the blueprint for how we intend to build our company going forward. The acquisition of Indaba not only adds a profitable operation to CloudCommerce, but also strengthens our management team. Indaba founders Ryan Shields and Blake Gindi have demonstrated the type of leadership we seek in building a global e-commerce solutions brand."

"Today's announcement marks an exciting time for our company," said Ryan Shields, Indaba's CEO. "By joining forces with CloudCommerce, we have a major opportunity to grow our existing e-commerce solutions business and penetrate new markets. CloudCommerce's business and vision align perfectly with ours and we look forward to working together to build a rapidly growing and very successful enterprise."

Indaba focuses on the front-end user interface, development, systems integration and digital marketing of Magento, Oro Commerce, and Enterprise Bigcommerce web solutions. It is one of the most trusted names in delivering successful online commerce solutions to retailers and businesses across the country. As part of this transaction, CloudCommerce will consolidate its own e-commerce operation with Indaba to create a single solutions provider division, Indaba Group, Inc., which will be a wholly owned subsidiary of CloudCommerce.

Van Noy concluded, "Given this tremendous market opportunity, we believe our new acquisition strategy will better serve our customers and create significant and lasting value for our shareholders."

About CloudCommerce

CloudCommerce, Inc. is a global provider of cloud-driven e-commerce and mobile commerce solutions. Through our wholly owned subsidiaries, we provide online merchants and leading brands with complete solutions for successfully conducting business with customers anytime, anywhere and on any device. Whether it is selling products or services online or making business processes available on the cloud, we deliver solutions that maximize user experience with real-time integration to enterprise applications. We focus intently on four main areas to deliver exceptional value to our customers: engaging frontend design, robust backend integration, effective digital marketing and analytics, and complete solutions management. To learn more about CloudCommerce, please visit http://www.CloudCommerce.com.

Safe Harbor Statement

Matters discussed in this press release contain statements that look forward within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such statements that look forward. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the statements that look forward contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These statements that look forward are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Corporate Communications:

Zack Bartlett
Tel: 805-964-3313
Email: zack@CloudCommerce.com